Salona Global Medical Device Corporation Announces Binding Purchase Agreement to Acquire Mio-Guard LLC,
a Distribution Company Serving the Mid-West United States

San Diego, California - February 22, 2022 - Salona Global Medical Device Corporation ("Salona Global" or the "Company") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, announced today it has executed a binding definitive agreement (the "Purchase Agreement") to acquire Mio-Guard LLC ("Mio-Guard"), a medical device sales and marketing business serving the mid-west United States.

Mio-Guard and its predecessors had 2021 unaudited annual revenues of approximately US$3.6M with 25% gross margins. Since 2009, the team at Mio-Guard has sold into the athletic training, physical therapy and orthopedics markets for sports medicine products. Mio-Guard has over 50 sales representatives in the United States with a focus on the Midwest, South and Central United States and long standing relationships with institutions ranging from high school to college to professional athletics.

"We are excited to welcome the Mio-Guard team to the Salona Global Family", said Les Cross, Chairman of Salona Global. "With this deal we would add a group of very talented marketing and sales professionals, new customers and, of course, immediate revenues and cash flow. We continue to move toward our goal for 2022: to acquire more sales distribution businesses and build out our product portfolio, both by acquisition and internal product development."

"I have worked with Ken Zisholz, the President of Mio-Guard, for decades," continued Mr. Cross. "He brings a sales management expertise and experience we can leverage as we acquire more products and develop more sales channels both in the US and globally. We look forward to our next set of acquisitions, which may include acquiring product IP, sales distribution companies, or existing medical device product businesses."

Under the terms of the Purchase Agreement, an indirect wholly owned subsidiary of Salona Global (the "Salona Global Buyer") will acquire all of the units of Mio-Guard from Mr. Zisholz in consideration for (i) 1,300,000 Class B units of the Salona Global Buyer ("Class B Units") on closing, (ii) up to 125,000 Class B Units per quarter for eight consecutive quarters immediately following closing (subject to adjustment pursuant to customary closing adjustments), and (iii) two Class B Units for each dollar of EBITDA Mio-Guard generates during the eight quarters, subject to customary closing adjustments and subject to a maximum of 4,000,000 Class B Units to be issued.

The Class B Units will be non-voting, non-participating units of the Salona Global Buyer that will be exchangeable into Class "A" non-voting Common Shares of Salona Global ("Salona Global Class "A" Shares") on a one for one basis. The Salona Global Class "A" Shares have the same attributes as the Common Shares of Salona Global ("Salona Global Common Shares"), except that the Salona Global Class "A" Shares are not listed on the TSX Venture Exchange, do not carry the right to vote, and are convertible, subject to certain terms and conditions, including a provision prohibiting a holder of Salona Global Class "A" Shares from converting Salona Global Class "A" Shares for Salona Global Common Shares if it would result in such holder holding more than 9.9% of the Salona Global Common Shares, into Salona Global Common Shares on a one-for-one basis. In addition, pursuant to the Contribution and Exchange Agreement, Mr. Zisholz is restricted from holding more than 500,000 Salona Global Common Shares at any time.

Salona Global's acquisition of Mio-Guard is subject to customary closing conditions as set forth in the transaction documents. The closing of the transaction is not subject to any financing condition.

This proposed acquisition builds upon the Company's strategy to create a fully integrated global medical device company and would add to the sales and marketing capabilities of the Company. Mio-Guard provides the opportunity for further organic growth as Salona Global build's out its medical device product portfolio, either through acquisition or product development.

For more information please contact:

Les Cross
Chairman of the Board and Interim Chief Executive Officer
Tel: 1 (800) 760-6826
Email: info@salonaglobal.com

Additional Information

There can be no assurance that any acquisition (including the acquisition of Mio-Guard) will be completed or the timing of any acquisitions. Completion of any transaction (including the acquisition of Mio-Guard) will be subject to completion of due diligence, the negotiation and execution of definitive agreements, the satisfaction or waiver of closing conditions, and applicable director, shareholder and regulatory approvals.

Readers are cautioned that the financial information regarding Mio-Guard disclosed herein is unaudited and derived as a result of the Company's due diligence, including a review of Mio-Guard's historical financial statements and other related information.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing the acquisition of Mio-Guard and additional acquisitions; and the Company's expectations for the financial implications of the acquisition of Mio-Guard . All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company receiving all necessary approvals for acquisitions; the Company being satisfied with its due diligence of Mio-Guard; all conditions to closing an acquisition being satisfied or waived; and the Company successfully identifying, negotiating and completing additional acquisitions, including accretive acquisitions. Salona Global cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona Global operates; Salona Global not receiving the necessary approvals to close an acquisition; the ability of Salona Global to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona Global's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona Global is exposed; the failure of third parties to comply with their obligations to Salona Global or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona Global; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona Global's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona Global in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona Global does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in the investor call is made as of the date of the investor call and Salona Global undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.